                                                                   EXHIBIT 10.24

                                                                  Execution Copy


                                   BUY CORP.


                      SERIES A CONVERTIBLE PARTICIPATING
                      PREFERRED STOCK PURCHASE AGREEMENT

                                AUGUST 18, 1998

                               Index of Exhibits
                               -----------------

Schedule of Purchasers            Exhibit A

Certificate of Amendment to
Certificate of Incorporation      Exhibit B

Investors' Rights Agreement       Exhibit C

Stockholders' Agreement           Exhibit D

Employee NonDisclosure and        Exhibit E
Developments Agreement and
Non-Competition Agreement


Form of Legal Opinion             Exhibit F

                                   BUY CORP.

              SERIES A CONVERTIBLE PARTICIPATING PREFERRED STOCK
                              PURCHASE AGREEMENT


     This Series A Convertible Participating Preferred Stock Purchase Agreement (the "Agreement") is entered into as of this 18th day of August, 1998, by and among BUY CORP., a Delaware corporation (the "Company"), and each of those entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which entities are hereinafter
                                 ---------
collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                   Recitals

     Whereas, the Company has authorized the sale and issuance of an aggregate of one million two hundred ninety eight thousand seven hundred forty two (1,298,742) shares of its Series A Convertible Participating Preferred Stock (the "Shares");

     Whereas, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

     Whereas, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

Section 1. Agreement to Sell and Purchase

     1.1   Authorization of Shares.  On or prior to the Closing (as defined in
Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and (ii) the issuance of such shares of common stock of the Company, $.0001 par value (the "Common Stock"), to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment to the Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Certificate").
                            ---------

     1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on Exhibit A at a purchase price of
                                        ---------
$15.3995 per share.

Section 2. Closing, Delivery and Payment

     2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place on the date hereof, at the offices of Testa, Hurwitz & Thibeault,

LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110 or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as a "Closing Date").

     2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor, by check or wire transfer made payable to the order of the Company.

Section 3. Representations and Warranties of the Company

     Except as set forth on the Schedule of Exceptions delivered to the Purchasers, the Company and Scott A. Blum hereby represent and warrant to each Purchaser as follows:

     3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investors' Rights Agreement, in the form attached hereto as Exhibit C (the "Investors' Rights Agreement"), and the Stockholders' Agreement,
- ---------
in the form attached hereto as Exhibit D (the "Stockholders' Agreement"), to
                               ---------
issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and the Certificate and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualifications necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company owns no equity securities of any other corporation, limited partnership or similar entity. The Company is not a participant in any joint venture, partnership or similar arrangement. The Company has made available to the Purchasers true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws, each as amended to date.

     3.2 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of (a) twelve million six hundred sixty six thousand five hundred forty two (12,666,542) shares of Common Stock, eight million six hundred seventy five thousand three hundred fifteen (8,675,315) shares of which are issued and outstanding, one million one hundred seventy two thousand five hundred (1,172,500) shares of which are currently reserved for issuance pursuant to outstanding option agreements, and one million five hundred nineteen thousand nine hundred eighty five (1,519,985) shares of which will be reserved in the future for issuance to key employees, consultants and others affiliated with the Company pursuant to stock grant, stock purchase and/or option plans or any other stock incentive program, arrangement or agreement approved by the Company's Board of Directors and (b) one million two hundred ninety eight thousand seven hundred forty two (1,298,742) shares of Preferred Stock, all of which are designated Series A Convertible Participating Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (i) have been duly authorized and validly issued,
(ii) are fully paid and nonassessable and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate. The Conversion Shares have been duly and validly reserved for issuance. Except as may be granted pursuant to this Agreement and except as set forth above, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Shares and the Conversion Shares have been duly authorized and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time transfer is proposed.

     3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate has been taken or will be taken prior to the Closing. The Agreement, the Investors' Rights Agreement and the Stockholders' Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable against the Company, in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies; and
(iii) to the extent that the enforceability of the indemnification provisions of the Investors' Rights Agreement may be limited by applicable federal and state securities laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     3.4 Financial Statements; Subsidiaries. The Company's un-audited balance sheet as of December 31, 1997 and un-audited statements of operations and cash flows of the Company for the 12-month period ended December 31, 1997 and the Company's unaudited balance sheet as of June 30, 1998 (the "Latest Balance Sheet") and unaudited statements of operations and cash flows of the Company for the six month period ending June 30, 1998 (the "Financial Statements") delivered to the Purchasers in connection with the investment contemplated hereby have been prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments and the absence of footnote disclosures) and fairly present in all material respects the financial position and the results of operations of the Company for the period covered thereby, and the Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business of the Company subsequent to the date thereof. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, operations, financial condition or business as presently proposed to be conducted by the Company. The Company has no subsidiaries.

     3.5   Agreements; Action.

           (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

           (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company (other than obligations of, or payments to, the Company arising in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

           (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements), (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

     3.6 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). No officer, director or, to the best of the Company's knowledge, stockholder, or any member of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company. No such officer, director or stockholder, or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.7 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and
(iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     3.8 Patents and Trademarks. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments or any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

     3.9 Compliance with Other Instruments. The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement and the related agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.10 Litigation. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or the Stockholders' Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     3.11 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     3.12 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. No employee has any agreement or contract, written or verbal, regarding his employment. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

     3.13 NonDisclosure and Developments Agreements. Each current employee, officer and consultant of the Company has executed, or will execute prior to or at Closing, an Employee

NonDisclosure and Developments Agreement and Non-Competition Agreement, in the forms attached hereto as Exhibit E. No current employee, officer or consultant
                         ---------
of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's agreement. The Company, after reasonable investigation, is not aware that any of its employees, officers or consultants is in violation thereof and the Company will use its best efforts to prevent any such violation.

     3.14 Obligations of Management. Each officer of the Company is currently devoting one hundred percent (100%) of his business time to the conduct of the business of the Company. The Company is not aware of any officer or key employee of the Company planning to work less than full time at the Company in the future.

     3.15 Registration Rights. Except as required pursuant to the Investors' Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1 of the Investors' Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

     3.16 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     3.17 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.18 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

     3.19 Minute Books. The minute books of the Company provided to counsel for the Purchasers contain a complete summary of all meetings of, and any actions taken by, the directors and stockholders of the Company since the date of the Company's incorporation.

     A. 3.20 Disclosure. The Company has fully provided the Purchasers with all the information the Purchasers have requested for deciding whether to acquire the Shares and the Conversion Shares and all the information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision. The Certificate of Incorporation and Bylaws of the Company are in the form provided to counsel for the Purchasers.

     3.21 Year 2000 Compliance. The Company has reviewed the areas within its business and operations which could be adversely affected by Year 2000 issues and evaluated the costs associated with modifying and testing its systems for the Year 2000. The Company does not believe that the cost of Year 2000 compliance for its internal information systems will be material to the Company or that it will have a material adverse effect on the Company's business, financial condition or results of operations.

     3.22 Qualified Small Business. The Company qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Code and covenants that so long as its shares are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock as defined in
Section 1202(c) of the Code), it will use its best efforts to cause the shares to qualify as Qualified Small Business Stock.

Section 4. Representations and Warranties of the Purchasers

     Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

     4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement and to carry out their provisions. All actions on the part of the Purchaser required for the lawful execution and delivery of this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Investors' Rights Agreement may be limited by applicable laws.

     4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

           (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

           (b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

           (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

           (d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

           (e) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

           (f) Company Information.  Such Purchaser has had an opportunity to
               -------------------
discuss the Company's business, management and financial affairs with directors, officers and management of the Company and believes that such Purchaser has received all of the information such Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

          (g)  Legends.  It is understood that the certificates evidencing the
               -------
Preferred Stock (and the Conversion Stock) may bear the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION BEING AVAILABLE UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

Section 5.  Conditions to Closing; Covenants

     5.1 Conditions to Purchasers' Obligations at the Closing. Purchasers' obligations to purchase the Shares at each Closing are subject to the satisfaction, at or prior to each Closing, of the following conditions:

            (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

            (b)  Performance of Obligations.    The Company shall have performed
and complied with all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing.

            (c) Legal Investment. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

            (d) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investors' Rights Agreement and the Stockholders' Agreement (except for such as may be properly obtained subsequent to the Closing).

            (e) Filing of Certificate. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

            (f) Investors' Rights Agreement. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed
                                             ---------
and delivered by the parties thereto.

            (g) Stockholders' Agreement. A Stockholders' Agreement, substantially in the form attached hereto as Exhibit D, shall have been executed
                                             ---------
and delivered by the parties thereto.

            (h) Employee NonDisclosure and Developments Agreement and Non-Competition Agreement. An Employee NonDisclosure and Developments Agreement and Non-Competition Agreement, substantially in the forms attached hereto as Exhibit E, shall have
- ---------
been executed and delivered by each officers or employee of the Company.

            (i) Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be eight (8) members and the Board shall consist of a representative of SOFTBANK Technology Ventures IV L.P. and __________ and __________. The Company agrees to pay all reasonable travel expenses associated with the attendance by members of the Board of Directors at all meetings of the Board or committee thereof.

            (j) Legal Opinion. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.
                                                   ---------

            (k) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, all documents and instruments incident to such transactions and all documents, instruments and proceedings related to the Purchasers' business, technical and legal due diligence shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     5.2 Conditions to Obligations of the Company. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

            (a) Representations and Warranties True. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects at the date of each Closing, with the same force and effect as if they had been made on and as of said date.

            (b) Performance of Obligations. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing.

            (c) Filing of Certificate. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

            (d) Investors' Rights Agreement. An Investors' Rights Agreement, substantially in the form attached hereto as Exhibit C, shall have been executed
                                             ---------
and delivered by the Purchasers.

            (e) Stockholders' Agreement. A Stockholders' Agreement, substantially in the form attached hereto as Exhibit D, shall have been executed
                                             ---------
and delivered by the parties thereto.

            (f) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investors' Rights Agreement and the

Stockholders' Agreement (except for such as may be properly obtained subsequent to the Closing).

     5.3    Covenants of the Company.

            (a) Insurance. The Company, within 30 days after the Closing Date, shall obtain from financially sound and reputable insurers a key person life insurance policy on Scott Blum in the amount of $5,000,000, which policy shall name the Company as the beneficiary and be satisfactory in form and substance to the Purchasers.

            (b) Proceeds. The proceeds from the sale by the Company of the Shares shall be used for the working capital needs of the Company.

Section 6.  Miscellaneous

     6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to principles of conflict of laws.

     6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive for a period of four (4) years any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

     6.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, including the Investors' Rights Agreement and the Stockholders' Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     6.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.6    Amendment and Waiver.

            (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

            (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

     6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or the Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind of character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or under the Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Investors' Rights Agreement, the Stockholders' Agreement, or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement, the Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

     6.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other
                                      ---------
address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

     6.9 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     6.11 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.11 being untrue.

     6.12 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall reimburse the reasonable fees and expenses of counsel to the Purchasers, not to exceed

$20,000 in the aggregate, incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

     6.13 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

     6.14 Specific Enforcement. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. Then Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

     6.15 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     In Witness Whereof, the parties hereto have executed the Series A Convertible Participating Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.


                                    COMPANY:

                                    BUY CORP.
                                    Address: ____________________
                                             ____________________
                                             ____________________


                                    By:______________________________________
                                    Name:
                                    Title:


                                    _________________________________________
                                    Scott A. Blum

                                    PURCHASERS:

                                    SOFTBANK Technology Ventures IV L.P.

                                    By:  STV IV LLC
                                          Its General Partner


                                    By:______________________________________
                                    Name:
                                    Title:


                                    SOFTBANK Technology Advisors Fund L.P.

                                    By:  STV IV LLC
                                          Its General Partner


                                    By:______________________________________
                                    Name:
                                    Title:


                  CLASS A PREFERRED STOCK PURCHASE AGREEMENT

                                   Exhibit A

     Series A Convertible Participating Preferred Stock Purchase Agreement


                                                                     Aggregate
Name and Address                                Shares            Purchase Price
- ---------------------------------------       ----------          --------------
SOFTBANK Technology Ventures IV L.P             955,745           $14,717,995.13
c/o STV IV LLC
333 W. San Carlos
San Jose, CA  95110

SOFTBANK Technology Advisors Fund L.P.           18,312           $   281,995.64
c/o STV IV LLC
333 W. San Carlos
San Jose, CA  95110
                                              ----------          --------------

Total:                                          974,057           $14,999,990.77
======                                        ==========          ==============

                                   Exhibit B

           Certificate of Amendment of Certificate of Incorporation

                                   Exhibit C

                          Investors' Rights Agreement

                                   Exhibit D

                            Stockholders' Agreement

                                   Exhibit E

             Employee Nondisclosure and Developments Agreement and
                           Non-Competition Agreement

                                   Exhibit F

                                 Legal Opinion